Exhibit 99.1

Tallgrass Energy, LP Shareholders Approve Merger at Special Shareholder Meeting; Closing Expected on April 17, 2020

LEAWOOD, Kan.—April 16, 2020—At a special meeting today, shareholders of Tallgrass Energy, LP (NYSE: TGE) (“TGE”) voted to approve the merger transaction in which Blackstone Infrastructure Partners, together with affiliates of Enagas, GIC, NPS and USS, will acquire all of the outstanding Class A shares of TGE held by the public for $22.45 in cash per Class A share.

The merger transaction is expected to close on April 17, 2020. Beginning on April 17, 2020, TGE’s Class A shares will no longer be publicly traded.

Information Concerning Forward-Looking Statements

This communication contains forward-looking statements. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements regarding the timing of the completion of the merger transaction. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the SEC.

Any forward-looking statement applies only as of the date on which such statement is made, and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About Tallgrass Energy

Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contact Information

Investor and Financial Inquiries

Nate Lien, (913) 928-6012

investor.relations@tallgrassenergylp.com

or

Media and Trade Inquiries

Phyllis Hammond, (303) 763-3568

media.relations@tallgrassenergylp.com